Exhibit 10.8

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 21, 2007, among Stora Enso North America Inc., a Delaware corporation, Stora Enso North America Corp., a Wisconsin corporation, Stora Enso North America Canadian Sales, LLC, a Delaware limited liability company, and Stora Enso Port Hawkesbury Limited, a Nova Scotia company (each a “Guaranteeing Subsidiary”, and collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of NewPage Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and HSBC Bank USA, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented or otherwise modified, the “Indenture”), dated as of May 2, 2005 providing for the issuance of 12% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, manager, incorporator (or Persons forming a limited liability company), stockholder or agent or member of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any of the Guaranteeing Subsidiaries under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note and a Subsidiary Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Guaranteeing Subsidiaries and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: December 21, 2007

NewPage Corporation

By:	/s/ Timothy D. Nusbaum
Name:	Timothy D. Nusbaum
Title:	Assistant Treasurer

Escanaba Paper Company

Luke Paper Company
(f/k/a Meadwestvaco Maryland Inc.)

Rumford Paper Company
(f/k/a Meadwestvaco Oxford Corporation)

NewPage Energy Services LLC
(f/k/a Meadwestvaco Energy Services LLC)

Upland Resources, Inc.

Rumford Cogeneration, Inc.

Rumford Falls Power Company

Chillicothe Paper Inc.

Wickliffe Paper Company LLC
(f/k/a Wickliffe Paper Company)

Stora Enso North America Inc.
(to be renamed NewPage Consolidated Papers Inc.)

Stora Enso Port Hawkesbury Limited
(to be renamed NewPage Port Hawkesbury Limited)

Stora Enso North America Canadian Sales, LLC
(to be renamed NewPage Canadian Sales LLC)

Stora Enso North America Corp.
(to be renamed NewPage Wisconsin System Inc.)

By:	/s/ Timothy D. Nusbaum
Name:	Timothy D. Nusbaum
Title:	Treasurer

Supplemental Indenture (12% Senior Subordinated Notes)

HSBC Bank USA, National Association, as Trustee

By:	/s/ Andres E. Serrano
Name:	Andres E. Serrano
Title:	Vice President